UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On June 18, 2010, the Company submitted a non-offering preliminary prospectus with the securities commission in the province of British Columbia.

Also on June 18, 2010, the Company submitted an application to have its shares conditionally approved for listing and trading on the Canadian National Stock Exchange (CNSX). The Company can give no assurances that its listing application will be successful or that it will receive conditional listing approval from the CNSX.

Forward Looking Statements

This current report contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for cancer treatments, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the 2008 fiscal year, our quarterly reports on Form 10-Q and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release announcing the non-offering prospectus filing in the province of British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2010

Enertopia Corp.

By:             ”Robert McAllister”
Robert G. McAllister
President and Director